UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2026
Teads Holding Co.
(Exact name of registrant as specified in its charter)

Delaware	001-40643	20-5391629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 West 19th Street
New York, NY 10011
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (646) 867-0149

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TEAD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
On November 5, 2026, Teads Holding Co. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2026.
Information furnished with Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
In the press release, the Company references non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the press release furnished as Exhibit 99.1 hereto.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2026, the Company announced the appointment of Michael Coyle to serve as its Chief Financial Officer, effective as of November 11, 2026 (the “Start Date”). Mr. Coyle succeeds Jason B. Kiviat, who will cease to serve as Chief Financial Officer as of November 10, 2026 and will thereafter transition to an advisory role with the Company. The terms of Mr. Kiviat’s advisory role will be disclosed in accordance with SEC rules once finalized.

Prior to joining the Company, Mr. Coyle, age 53, served as Managing Director at The Depository Trust & Clearing Corporation (DTCC) from October 2015 to March 2026, where he held senior finance leadership roles spanning corporate financial planning and analysis, divisional CFO responsibilities, M&A, and enterprise finance transformation. From May 2008 to September 2015, Mr. Coyle held various leadership positions at Merck & Co., including roles in the United States and Switzerland focused on global finance operations, strategic planning, and business transformation. Earlier in his career, Mr. Coyle spent 13 years at PricewaterhouseCoopers LLP (PwC), serving clients in the United States and United Kingdom. Mr. Coyle holds a Bachelor of Science in Business Administration from La Salle University and a joint Executive MBA from Columbia Business School and the London Business School. He is also a Certified Public Accountant (inactive).

There are no family relationships between Mr. Coyle and any director, director nominee, or executive officer of the Company, and Mr. Coyle does not have an interest in any transaction that would be reportable under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Coyle and any other person pursuant to which he was selected as an officer.

In connection with his appointment, the Company and Mr. Coyle entered into an Executive Agreement, effective November 11, 2026 (the “Employment Agreement”), which provides for: (i) an annual base salary of $500,000 effective as of the Start Date, (ii) a target annual cash bonus of $400,000, with a guaranteed minimum bonus for 2027 equal to 75% of target, and (iii) a grant of 300,000 restricted stock units under the Company’s equity incentive plan. Subject to the signing of a release and compliance with the terms of his Employment Agreement, in the event of a termination of Mr. Coyle’s employment without cause after the two-month anniversary of the Start Date or by him for good reason, in each case outside the change in control period described below, he will be entitled to (i) a lump sum equal to his annual base salary, (ii) any unpaid annual bonus for a completed calendar year, (iii) at the

Company’s discretion, a pro-rata portion of his target annual bonus for the year of termination (a “Pro-Rata Bonus”), and (iv) six months of subsidized COBRA premiums for health insurance. Subject to the signing of a release and compliance with the terms of his Employment Agreement, if Mr. Coyle’s employment is terminated without cause on or before the two-month anniversary of the Start Date, he will be entitled to a lump sum equal to one month of his base salary.
Subject to the signing of a release and compliance with the terms of the Employment Agreement, in the event of a termination of Mr. Coyle’s employment without cause or for good reason during the period beginning three months prior to a change in control and ending 12 months after a change in control, he will be entitled to (i) a lump sum equal to his annual base salary, (ii) any unpaid annual bonus for a completed calendar year, (iii) a Pro-Rata Bonus (without discretion), (iv) six months of subsidized COBRA premiums for health insurance and (v) full vesting of all outstanding equity awards. Mr. Coyle agrees to provide three months’ notice prior to a termination without good reason, and the Company agrees to provide one month’s notice prior to a termination without cause. Under the terms of the Employment Agreement, Mr. Coyle is subject to an ongoing confidentiality obligation, a twelve-month non-competition covenant, a twelve-month non-solicitation of our employees covenant (including former employees or consultants within the twelve-month period prior to his termination date), and a twelve-month non-solicitation of our customers covenant (including prospective customers within the twelve-month period prior to his termination date). The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2026.

Additionally, in connection with his appointment, Mr. Coyle will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.1 to the Company’s Form S-1/A, as amended, filed with the SEC on July 20, 2021 and is incorporated by reference herein.

On November 5, 2026, the Company issued a press release announcing the foregoing transition matters. A copy of the Company’s press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 5, 2026 (earnings)
99.2	Press Release, dated November 5, 2026 (CFO appointment)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TEADS HOLDING CO.
Date: November 5, 2026	By:	/s/ David Kostman
Name: David Kostman
Title: Chief Executive Officer

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